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                                                                     EXHIBIT 8.1

                          [LATHAM & WATKINS LETTERHEAD]


                                   May 1, 2001


Realty Income Corporation
220 West Crest Street
Escondido, California  92025-1707

                  Re:     REALTY INCOME CORPORATION

Ladies and Gentlemen:

     We have acted as tax counsel to Realty Income Corporation, a Maryland corporation (the "Company"), in connection with the Company's registration statement on Form S-3 (No. 333-80821), and all amendments thereto (the "Registration Statement"), previously declared effective by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed public offering of Securities of the Company that may be offered and sold by the Company from time to time as set forth in the prospectus dated July 14, 1999 which forms a part of the Registration Statement (the "Base Prospectus"). This opinion is rendered in connection with the registration, sale and issuance of up to 3,277,500 shares (including 427,500 shares subject to an over-allotment option) of the Company's Common Stock, $1.00 par value per share as described in a Prospectus Supplement dated May 1, 2001 (the "Prospectus Supplement").

     You have requested our opinion concerning certain of the federal income tax consequences to the Company in connection with the Company's election to be taxed as a real estate investment trust. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, assets and governing documents of the Company. We have also been furnished with, and with your consent, have relied upon, certain representations made by the Company and the subsidiaries of the Company as to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). With respect to matters of Maryland law, we have, with your consent, relied upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Company, dated May 1, 2001.

     In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such

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documents and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

     Based upon the facts set forth in the Registration Statement and Officer's Certificate, it is our opinion that

          (a) commencing with its taxable year ended December 31, 1994, the Company was organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and its method of operation has enabled it and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

          (b) the statements set forth in the Prospectus Supplement under the caption "Material United States Federal Income Tax Considerations" to the extent such statements constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, are correct in all material respects.

     No opinion is expressed as to any matter not discussed herein.

     This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. Also, any variation or difference in the facts from those set forth in the Registration Statement or Officer's Certificate may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet, through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements.

     This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion may not be relied upon by you for any other purpose,

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or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                                          Very truly yours,

                                                          /s/ LATHAM & WATKINS